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                                  EXHIBIT 23.1

We consent to the incorporation by reference and use of our report dated February 13, 2006 on the consolidated financial statements of Rurban Financial Corp. and Subsidiaries, which appears in Rurban Financial Corp.'s Form 10-K for the year ended December 31, 2005, in Rurban Financial Corp.'s Registration Statement on Form S-8 (SEC Registration No. 333-46989), filed February 27, 1998, pertaining to the Rurban Financial Corp. Stock Option Plan.

                                      /s/ BKD, LLP
                                      -------------------------------------
                                          BKD, LLP

Cincinnati, Ohio
March 24, 2006

                                                                            108.